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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CNA Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNA FINANCIAL CORPORATION

Notice of Annual Meeting April 27, 2005

To the Stockholders of

  CNA FINANCIAL CORPORATION:

      You are hereby notified that pursuant to the By-Laws of CNA Financial Corporation, a Delaware corporation, the Annual Meeting of Stockholders will be held at CNA Center (333 South Wabash Avenue), Room 208N, Chicago, Illinois, on Wednesday, April 27, 2005, at 10:00 a.m., Chicago time, for the following purposes:

      (1) To elect eight Directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for 2005;

(3)	To consider and act upon a proposal to amend and approve the CNA Financial Corporation 2000 Incentive Compensation Plan; and

(4)	To transact such other business as may properly come before the meeting.

      Only Stockholders of record at the close of business on March 11, 2005 are entitled to notice of, and to vote at, this meeting.

      It is desired that as many Stockholders as practicable be represented at the meeting. Consequently, whether or not you now expect to be present, you are requested to sign and date the enclosed proxy and return it promptly to the Company. You may revoke the proxy at any time before the authority granted therein is exercised.

By order of the Board of Directors,

JONATHAN D. KANTOR
Executive Vice President,
General Counsel and Secretary

Chicago, Illinois

March 28, 2005

CNA FINANCIAL CORPORATION

CNA CENTER, CHICAGO, ILLINOIS 60685

Proxy Statement

Annual Meeting, April 27, 2005

      The Board of Directors of CNA Financial Corporation (“CNA” or the “Company”) submits this statement in connection with the solicitation of proxies from the Stockholders in the form enclosed.

      The persons named in this statement as nominees for election as Directors have been designated by the Board of Directors.

      Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A Stockholder may also revoke his or her proxy and vote in person at the Annual Meeting. Proxies will be voted in accordance with the Stockholder’s specifications and, if no specification is made, proxies will be voted in accordance with the Board of Directors’ recommendations. The approximate date of mailing of this Proxy Statement is March 28, 2005.

      On March 11, 2005, the Company had outstanding 255,953,958 shares of common stock (“Common Stock”). The holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 11, 2005 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of Stockholders.

      In accordance with the Company’s By-Laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the eight nominees who receive the greatest number of votes cast for election as Directors will be elected as Directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will not be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter. Broker non-votes are not counted as present.

Principal Stockholders

      The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of February 28, 2005 (unless otherwise noted). Each such entity has sole voting and investment power with respect to the shares set forth:

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class

Loews Corporation (“Loews”)	233,620,515	91%
667 Madison Avenue New York, New York 10021-8087

      Because Loews holds a majority of the outstanding Common Stock of CNA, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other Stockholders. Loews has advised the Company’s Board of Directors that it intends to vote FOR the election of management’s nominees for the Board of Directors, FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants and FOR the proposal to approve the CNA Financial Corporation 2000 Incentive Compensation Plan, as amended. There are no agreements between CNA and Loews with respect to the election of CNA Directors or Officers or with respect to the other matters to come before the meeting.

Director and Officer Holdings

      The following table sets forth certain information as to the shares of Common Stock beneficially owned by each Director and nominee, and each Executive Officer named in the Summary Compensation Table below (the “Named Executive Officers”), and by all Executive Officers and Directors of the Company as a group as of February 28, 2005, based on data furnished by them:

	Shares of the		Shares of Loews
	Company’s		Corporation
	Common Stock		Common Stock
Name	Beneficially Owned		Beneficially Owned

Michael Fusco	24,250	(1)	0
Brenda J. Gaines	0		20
Jonathan D. Kantor	56,500	(2)	0
James R. Lewis	57,276	(3)	0
Stephen W. Lilienthal	120,600	(4)	0
Paul J. Liska	0		0
D. Craig Mense	20,000		0
Don M. Randel	0		0
Joseph Rosenberg	12,200		33,750	(5)
James S. Tisch	6,100		3,182,608	(6)
Preston R. Tisch	0		29,361,377	(7)
Marvin Zonis	183		0
All Executive Officers and Directors as a Group	297,109	(8)	32,577,755	(9)

1.	Includes 23,750 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan (the “Incentive Compensation Plan”) which are currently exercisable.

2.	Represents shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

3.	Includes 48,750 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

4.	Includes 97,500 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

5.	Represents shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable.

6.	Includes 70,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Also includes 2,177,611 shares of Loews Common Stock held by trusts of which Mr. J. S. Tisch is managing trustee and beneficiary and 95,000 shares of Loews Common Stock held by a charitable foundation as to which Mr. J. S. Tisch has shared voting and investment power. Loews Common Stock shares held by Mr. J. S. Tisch represent 1.7% of the outstanding shares of Loews Common Stock.

7.	Includes 1,292,915 shares owned beneficially by Mr. P. R. Tisch’s wife, 4,419,072 shares held by Mr. P. R. Tisch as trustee of trusts for the benefit of his wife as to which trust he has sole voting and investment power and 4,000,000 shares held by a trust of which Mr. P. R. Tisch is the managing trustee and beneficiary. Loews Common Stock shares held by Mr. P. R. Tisch represent 15.8% of the outstanding shares of Loews Common Stock.

8.	Includes 376,500 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

9.	Includes 103,750 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Represents 18% of the outstanding shares of Loews Common Stock.

      Each holding represents less than 1% of the outstanding shares of Common Stock. For information with respect to the stock holdings of Loews, see “Principal Stockholders” above.

ELECTION OF DIRECTORS

(Proposal No. 1)

      Pursuant to the By-Laws of the Company, the number of directors constituting the full Board of Directors has been fixed by the Board at eight. Each Director shall be elected at the Annual Meeting of Stockholders and each Director elected shall hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified. Directors need not be Stockholders. Unless authority to do so is withheld, the persons named in the enclosed proxy intend to vote the shares represented by the proxies given to them for the eight nominees hereinafter named.

      Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable.

      Set forth below is the name, principal occupation and business experience during the time period that, at a minimum, includes the past five years, as well as certain other information for each nominee:

      Brenda J. Gaines, North American President of Diners Club International, a division of Citigroup, from 1999 until 2004. From 1994 until 1999, she served as Executive Vice President, Corporate Card Sales for Diners Club International, and prior to that she served in various positions of increasing responsibility within Citigroup or its predecessor corporations from 1988. From 1985 to 1987, Ms. Gaines was Deputy Chief of Staff for the Mayor of the City of Chicago. She serves on the Board of Office Depot, Inc.(and serves on its audit committee) and Tenet Healthcare Corporation. She is a director of the March of Dimes and various non-profit organizations in the City of Chicago. She is a member of the Executive and Finance Committees, is interim Chairperson of the Audit Committee and has been a Director since October of 2004. Age 55.

      Stephen W. Lilienthal, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lilienthal has been Chairman of the Board and Chief Executive Officer of the CNA insurance companies since August 2002. From July 2001 until August 2002, he was President and Chief Executive Officer, Property and Casualty Operations of the CNA insurance companies. From June 1993 to June 1998, he served as senior officer of USF&G Corporation (“USF&G”). In April 1998, USF&G was acquired by the St. Paul Companies. Mr. Lilienthal was Executive Vice President of the St. Paul Companies until July 2001. He is a member of the Executive and Finance Committees. He is a Director of USF Corporation. Mr. Lilienthal has been a Director since August of 2001. Age 55.

      Paul J. Liska, Executive Chairman of the Board of Directors of USF Corporation. Mr. Liska served as President, Credit and Financial Products at Sears Roebuck and Co. from October of 2002 until November of 2003. He was Executive Vice President and Chief Financial Officer for Sears in 2001. Prior to joining Sears, Mr. Liska was Executive Vice President and Chief Financial Officer of The St. Paul Companies since 1997. Mr. Liska is an Industrial Partner of Ripplewood Holdings LLC. Mr. Liska has been a Director since February of 2004 and serves on the Executive and Finance Committees. He served as Chairman of the Audit Committee from February 2004 until February 18, 2005. Age 49.

      Don M. Randel, President of the University of Chicago since July 2000. From 1995 to 2000, he was Provost and Professor of Musicology at Cornell University. Prior to that time, he served at Cornell as Dean of the College of Arts and Sciences from 1991 to 1995 and as Associate Dean from 1968 to 1991. He is a member of the Audit, Executive, Finance and Incentive Compensation Committees. Mr. Randel has been a Director since May of 2002. Age 64.

      Joseph Rosenberg, Chief Investment Strategist of Loews since 1995. He serves on the Executive and Finance Committees. He has been a Director since August of 1995. Age 71.

      James S. Tisch, President and Chief Executive Officer and a member of the Office of the President of Loews. He is a Director of Loews and BKF Capital Group, Inc. and Chairman of the Board and Chief Executive Officer of Diamond Offshore Drilling, Inc. He is Chairman of the Finance Committee and serves on the Executive Committee. Mr. Tisch has served as a Director since 1985. Age 52.

      Preston R. Tisch, Chairman of the Board of Loews. Mr. Tisch has been a Director of the Company since 1974, except for a period from 1986 to 1988 during which he resigned to serve as Postmaster General of the United States. He is Chairman of the Executive Committee and serves on the Finance Committee. Age 78.

      Marvin Zonis, Professor of International Political Economy, Leadership and E-Commerce at the Graduate School of Business of the University of Chicago since 1989. Principal of Marvin Zonis & Associates, Inc., an international consulting firm. He has been a Director since 1993. He is Chairman of the Incentive Compensation Committee and serves on the Audit, Executive and Finance Committees. Age 68.

Director Independence

      Under the rules of the New York Stock Exchange (“NYSE”), listed companies, like CNA, that have a controlling stockholder are not required to have a majority of independent directors. Because Loews holds more than 50% of the voting power of the Company, CNA is a controlled company within the meaning of the rules of the NYSE. Accordingly, the Board of Directors is not composed of a majority of directors who are independent. Nevertheless, the Board of Directors has determined that the following directors are independent under the listing standards of the NYSE (“Independent Directors”): Brenda J. Gaines, Don M. Randel and Marvin Zonis. Paul Liska was an independent director until February 18, 2005. In determining independence, each year the Board affirmatively determines whether or not each director or nominee has any material relationship with the Company. In assessing the materiality of any relationship, the Board considers all relevant facts and circumstances, not merely from the standpoint of the director or nominee, but from that of any person or organization with which the director or nominee has an affiliation. The Board considers the frequency and regularity of any services provided by or to, or other transactions between, the Company and the director or nominee or affiliated organization, whether they are being carried out at arm’s-length in the ordinary course of business and whether they are being provided or conducted substantially on the same terms as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial banking, industrial, legal, accounting, charitable and familial relationships.

      The Board has established guidelines to assist it in determining director independence under these listing standards. Under the Board’s guidelines, a director would not be considered independent if any of the following relationships exists: (i) during the past three years the director has been an employee, or an immediate family member has been an executive officer, of the Company; (ii) the director or an immediate family member received, during any twelve month period within the past three years, more than $100,000 in direct compensation from the Company, excluding director and committee fees, pension payments and certain forms of deferred compensation; (iii) the director is a current partner or employee, or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, or an immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

Committees and Meetings

      The Company has an Audit, Incentive Compensation, Executive and Finance Committee. The Company does not have a Nominating Committee. Under the rules of the NYSE, listed companies, like CNA, that have a controlling stockholder are not required to have a nominating committee. The Board of Directors as a whole therefore performs the functions of a nominating committee. The Company does not have a specific policy regarding stockholder nominations of potential directors to the Board of Directors other than through the process described under “Stockholder proposals for the 2006 Annual Meeting” below. Nominations for membership to the Company’s Board of Directors are determined by the Board in consultation with its executive officers and other members of senior management. Possible nominees to the Board of Directors may be suggested by any director and given to the Chairman of the Board or by Stockholders as indicated above.

Audit Committee

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including review of the financial reports and other financial information of the Company, the Company’s systems of internal accounting, the Company’s financial controls, and the annual independent audit of the Company’s financial statements. The Company’s Audit Committee has sole authority to directly appoint, retain, compensate, evaluate and terminate the Company’s independent registered public accounting firm and to approve all engagement fees and terms, including mandatory pre-approval of all engagements of the independent registered public accounting firm in accordance with policies and procedures adopted by the Audit Committee from time to time or as required. The Charter of the Audit Committee, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, have been posted on the Company’s web-site at www.cna.com and are also available in print to any Stockholder who requests them. The Company’s management is responsible for its financial statements and reporting process, including its system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.

      The current members of the Audit Committee are Brenda J. Gaines (interim Chairperson), Don M. Randel and Marvin Zonis, each of whom is an Independent Director and also meets the additional independence requirements of applicable listing standards of the NYSE and Securities and Exchange Commission (“SEC”) regulations. Each of the current members is financially literate as determined by the Board. Mr. Liska was appointed as a member and Chairman of the Company’s Audit Committee in February of 2004, and resigned from the Audit Committee on February 19, 2005 due to his assumption of his role as Executive Chairman of USF Corporation, where Mr. Lilienthal serves as Chairman of the Compensation Committee. The Board determined that Mr. Liska was, until his resignation from the Audit Committee, an “audit committee financial expert” under NYSE and SEC standards. The Board has subsequently determined that Ms. Gaines is an “audit committee financial expert” under NYSE and SEC standards.

      The Company’s Independent Directors will meet in regular executive session without management participation. The Company has created a new position of presiding director (“Presiding Director”) whose primary responsibility is to preside over these executive sessions of the Independent Directors. The Chairpersons of the Audit and Incentive Compensation Committees alternate annually as the Presiding Director. Ms. Gaines, as interim Chairperson of the Audit Committee, serves as Presiding Director until the annual meeting on April 27, 2005. This procedure will require that the Chairperson of the Incentive Compensation Committee is an Independent Director during any period in which he or she is serving as the Presiding Director.

      The Company’s Directors are asked annually to report to the Company the number of audit committees on which such Director serves. During 2004, no Director reported serving on three or more audit committees.

Incentive Compensation Committee

      The Company does not have a Compensation Committee. Under the rules of the NYSE, listed companies, like CNA, that have a controlling stockholder are not required to have a compensation committee. However, as noted above, the Company’s Board does maintain an Incentive Compensation Committee (“ICC”) that administers the Incentive Compensation Plan. The current members of the ICC are Marvin Zonis (Chairperson) and Don M. Randel, each of whom is an Independent Director.

Meetings

      During 2004 there were six meetings of the Board of Directors, six meetings of the Audit Committee and four meetings of the ICC. Each director of the Company attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served during 2004. The Board recommends, but does not require, that all directors attend the Company’s Stockholders’ meetings. All of the Company’s directors, except Ms. Gaines who was not elected until October of 2004, attended its 2004 Annual Meeting of Stockholders.

Audit Committee Report

      The role of the Audit Committee is to assist the Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of the Company’s financial reporting process. As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee functions as the liaison with the Company’s independent registered public accounting firm and internal audit. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the standard adopted or referenced by the Public Company Accounting Oversight Board (“PCAOB”) including the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB and/or Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has discussed with the independent registered public accounting firm the firm’s independence.

      The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent registered public accounting firm and on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that the Company’s registered public accounting firm is in fact “independent.”

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC and determined that the provision of non-audit services by Deloitte & Touche LLP to the Company in 2004 was compatible with maintaining the independence of Deloitte & Touche LLP in its audit of the Company.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE COMPANY’S BOARD OF DIRECTORS

Brenda J. Gaines (interim Chairperson)

Don M. Randel
Marvin Zonis

Director Compensation

      The Company’s Directors who are not employees of CNA or any of its subsidiaries received an annual retainer in 2004 of $25,000. In addition, members of committees received the following annual retainers: Finance $4,000, Executive $4,000, Incentive Compensation, $10,000 (Chairperson receives $15,000) and Audit, $25,000 (Chairperson receives $35,000). In addition, a meeting fee of $600 was paid to the Chairpersons of the Audit and Incentive Compensation Committees for each meeting with management, the independent registered public accountants, advisors and other appropriate persons held to carry out their respective duties between regularly scheduled quarterly meetings of the Committees. In 2004, Messrs. Randel, Rosenberg, J. Tisch and Zonis and Ms. Gaines were paid $2,000 each for their services rendered as directors in connection with a debt offering. Mr. Liska was paid $4,000 for his services in connection with the same debt offering.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table includes compensation paid by the Company and its subsidiaries for services rendered in all capacities for the years indicated for the Chief Executive Officer and other Named Executive Officers as of December 31, 2004:

Summary Compensation Table

		Annual Compensation						Long-Term Compensation

								Awards			Payouts

						Other		Restricted		Securities	Long-Term	All Other
Name and	Fiscal	Salary		Bonus		Compensation		Stock(d)		Underlying	Compensation	Compensation
Principal Position	Year	(a)($)		(b)($)		(c)($)		Award($)		Options(#)	(e)($)	(f)($)

Stephen W. Lilienthal(g)	2004	$986,538		$1,805,000		$158,023	(h)	–0–		55,000	$76,000	$296,110
Chief Executive Officer	2003	986,538		1,900,000		—		–0–		55,000	–0–	189,499
CNA Financial	2002	802,885		1,220,000		114,864	(i)	–0–		55,000	–0–	276,934	(j)
Corporation
Michael Fusco(k)	2004	$491,731		$850,000	(l)	—		–0–		20,000	$52,267	$95,328
Executive Vice President,	2003	437,308		750,000	(l)	—		–0–		15,000	20,267	59,740
Chief Actuary	2002	400,000		450,000	(l)	—		–0–		5,000	22,021	40,268
CNA Insurance Companies
Jonathan D. Kantor	2004	$711,538		$1,650,000		$831,000	(m)	–0–		30,000	$113,800	$29,885
Executive Vice President,	2003	643,750		1,650,000		787,000	(m)	–0–		30,000	41,800	26,282
General Counsel &	2002	540,385		969,500		—		–0–		20,000	24,113	22,696
Secretary
CNA Financial Corporation
James R. Lewis	2004	$778,846		$850,000		—		–0–		30,000	$86,000	$156,769
President & CEO	2003	778,846		1,000,000		—		–0–		30,000	38,000	124,062
CNA Property &	2002	648,077		771,949	(n)	54,743		–0–		30,000	38,000	207,772	(o)
Casualty Operations
CNA Insurance Companies
D. Craig Mense(p)	2004	$52,885		$650,000	(q)	—		$523,000	(r)	25,000	$2,922	$3,152
Executive Vice President & Chief Financial Officer
CNA Financial Corporation
Robert V. Deutsch(s)	2004	$1,733,846	(t)	–0–		$110,232	(h)	–0–		25,000	$83,199	$366,845	(u)
Former Executive Vice	2003	722,885		1,400,000		—		–0–		25,000	40,532	29,230
President & Chief	2002	550,141		814,000		—		–0–		25,000	64,531	23,526	(v)
Financial Officer
CNA Financial Corporation

Notes

(a)	Base salary includes compensation deferred under the CNA Savings and Capital Accumulation Plan (the “S-CAP”) and the CNA Supplemental Executive Savings and Capital Accumulation Plan (the “SES-CAP”).

(b)	Amounts disclosed are annual incentive cash awards under the Incentive Compensation Plan, hereinafter described. Annual incentive cash awards are typically paid in the first quarter of the following year unless deferred.

(c)	Amounts not otherwise explained by footnotes in this column represent various taxable perquisites provided to select Company executives. The amount reported in the Other Annual Compensation column reflects perquisites and other personal benefits only if the aggregate amount of such compensation for the given year meets or exceeds the lesser of either $50,000 or 10 percent of the total annual salary and bonus for the Named Executive Officer.

(d)	Dividends are paid on the shares of restricted stock in the same amount and to the same extent as dividends paid to all other owners of Common Stock.

(e)	Represents long-term incentive cash awards under the Incentive Compensation Plan.

(f)	Amounts not otherwise explained by footnotes in this column represent amounts contributed or accrued to the Named Executive Officers under the S-CAP and the SES-CAP.

(g)	On August 26, 2002, Mr. Lilienthal assumed the title of Chief Executive Officer, CNA Financial Corporation.

(h)	2004 amounts for Messrs. Lilienthal and Deutsch include $138,973 and $84,729, respectively, for personal use of company aircraft, which represent the aggregate incremental cost to the Company for personal use of company aircraft. Amounts for 2003 and 2002 were previously reported and calculated in accordance with IRS guidelines for imputed income for personal use of company aircraft.

(i)	Includes $54,648 reimbursement for cost incurred by Mr. Lilienthal for legal services provided to him in connection with the drafting and negotiating of his employment contract with the Company.

(j)	Includes $192,420 of relocation expenses paid in 2002.

(k)	Mr. Fusco was named an executive officer in 2004.

(l)	Includes $200,000 installments of the sign-on bonus awarded to Mr. Fusco in the amount of $1 million to be paid in 5 equal installments annually beginning in November 2000.

(m)	Represents deferred sign-on bonus paid in connection with 2003 employment agreement (including accrued interest), hereinafter described.

(n)	Includes a 2002 annual incentive cash compensation award of $750,000.

(o)	Includes $139,041 of relocation expenses paid in 2002.

(p)	Mr. Mense was employed by the Company effective November 29, 2004.

(q)	Represents sign-on bonus paid to Mr. Mense.

(r)	Represents a restricted stock grant of 20,000 shares awarded upon commencement of employment. The 20,000 shares vest in four equal parts beginning November 29, 2005.

(s)	Mr. Deutsch’s employment with the Company terminated on October 22, 2004.

(t)	Pursuant to the terms of the non-renewal provision in Mr. Deutsch’s February 2003 employment agreement, Mr. Deutsch received salary at the annual rate of three times his annual base compensation effective as of January 2004 through his termination.

(u)	Pursuant to Mr. Deutsch’s February 2003 employment agreement, total severance is equal to $4,586,760 and will be paid over a three-year period through October 2007. In 2004, Mr. Deutsch received severance payments in the amount of $294,023.

(v)	Includes $420 of travel and other related expenses paid in 2002.

Equity Compensation Plan Information

      The following tables provide information regarding securities authorized for issuance under the Company’s equity compensation plan as of December 31, 2004.

Equity Compensation Plan Information for Common Stock

Number of Securities Remaining
Available for Future Issuance
	Number of Securities to be	Weighted-Average	Under Equity Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities to be Issued
	Outstanding Options,	Outstanding Options,	Upon Exercise of Outstanding
Plan Category	Warrants and Rights	Warrants and Rights	Options, Warrants and Rights)

Equity Compensation Plans Approved By Security Holders	1,474,000	$29.17	511,175
Equity Compensation Plans Not Approved By Security Holders	–0–	–0–	–0–

Total	1,474,000	$29.17	511,175

      The following table includes individual grants of stock options awarded by the Company to the Named Executive Officers for the year ended December 31, 2004:

Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Stock Appreciation
	Individual Grants				for Option

	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise Price	Expiration	Term
Name	Granted(a)	Fiscal Year	(per share)(b)	Date	5%($)	10%($)

Stephen W. Lilienthal	55,000	15.7%	$26.27	04/28/14	908,658	2,302,719
Michael Fusco	20,000	5.7%	$26.27	04/28/14	330,421	837,352
Jonathan D. Kantor	30,000	8.6%	$26.27	04/28/14	495,632	1,256,028
James R. Lewis	30,000	8.6%	$26.27	04/28/14	495,632	1,256,028
D. Craig Mense	25,000	7.1%	$26.15	11/29/14	411,140	1,041,909
Robert V. Deutsch(c)	25,000	7.1%	$26.80	07/28/14	421,359	1,067,807

(a)	Options vest in installments of 25% on each anniversary of the date of grant, such that the options are fully exercisable on or after four years from the date of grant.

(b)	The exercise price shown for individual optionees is the fair market value of the Company’s Common Stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the New York Stock Exchange Composite Tape).

(c)	Mr. Deutsch’s employment with the Company terminated on October 22, 2004.

      The following table includes information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 2004:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

			Number of Securities
			Underlying Unexercised			Value of Unexercised
			Options at Fiscal			In-the-Money Options at
			Year End(#)			Fiscal Year End($)(a)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Stephen W. Lilienthal	-0-	-0-	97,500		142,500	$39,025	$128,675
Michael Fusco	-0-	-0-	23,750		36,250	$8,025	$35,275
Jonathan D. Kantor	-0-	-0-	56,500		67,500	$16,050	$64,950
James R. Lewis	-0-	-0-	48,750		76,250	$97,587	$96,612
D. Craig Mense	-0-	-0-	-0-		25,000	-0-	$17,000
Robert V. Deutsch(b)	-0-	-0-	150,000	(b)	-0-	$54,250	-0-

(a)	Value is based on the closing price of Company Common Stock on December 31, 2004 minus the exercise price.

(b)	Mr. Deutsch’s employment with the company terminated on October 22, 2004. Per employment agreement, all unexercisable options became fully vested upon termination. Mr. Deutsch has three years from termination date to exercise all vested options.

Employment Agreements

      Pursuant to an employment agreement dated July 25, 2002, Mr. Stephen W. Lilienthal serves as the Chief Executive Officer of the Company and as Chairman of the Board and Chief Executive Officer of the CNA insurance companies. The term of the agreement expires December 31, 2005 and the annual base compensation is $950,000, subject to discretionary adjustments by the Company’s ICC. In addition, Mr. Lilienthal is entitled to earn annual incentive cash awards under the Incentive Compensation Plan, as well as certain long-term incentive awards in the form of annual cash awards and annual stock option grants, all subject to approval and adjustment by the ICC.

      If Mr. Lilienthal’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive a payment equal to three times his base salary for each of the three years following termination, a target annual bonus for the performance period in which the termination occurs prorated to the date of termination, a cash equivalent payment for stock options he would have received had his employment continued through the term of the agreement, up to three years of medical, dental, vision, life and disability plans in which he was enrolled in prior to termination, and immediate vesting of all stock options. In addition, all outstanding options will remain exercisable for up to one year following termination but no later than the remainder of their term.

      In accordance with an employment agreement dated August 9, 2002, Mr. James R. Lewis serves as the President and Chief Executive Officer of Property and Casualty Operations of the CNA insurance companies. The term of the agreement expires December 31, 2005 and the annual base compensation is $750,000, subject to discretionary adjustments by the ICC. In addition, Mr. Lewis is entitled to earn annual incentive cash awards under the Incentive Compensation Plan, as well as certain long-term incentive awards in the form of annual cash awards and annual stock option grants, all subject to approval and adjustment by the ICC.

      If Mr. Lewis’ employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive a payment equal to the greater of a) two and one-half times his base salary plus two times annual target bonus, or b) annual base salary plus annual prorated target bonus for the unexpired period of the employment term. In addition, he will receive a target annual bonus and cash long term incentive award for the performance period in which the termination occurs prorated to the date of termination, and immediate vesting of all stock options. All outstanding options will remain exercisable for up to one year following termination but no later than the remainder of their term.

      Pursuant to an employment agreement dated March 16, 2005, Mr. Jonathan D. Kantor serves as Executive Vice President, General Counsel & Secretary of the Company, with duties and responsibilities as designated by the Chief Executive Officer. The term of the agreement expires March 31, 2008 and the annual base compensation is $750,000, subject to annual increases at the discretion of the Chief Executive Officer and/or the ICC. In addition, Mr. Kantor is entitled to earn annual incentive cash awards under the Incentive Compensation Plan with a maximum annual bonus opportunity of $1.5 million as well as certain long-term incentive awards, calculated pursuant to net operating income goals and overall Company business performance as determined by the ICC and subject to its approval and adjustment. Under the employment agreement Mr. Kantor is also entitled to a minimum annual stock option grant of 30,000 shares of the Company’s common stock, subject to share availability under the Incentive Compensation Plan and ICC approval. For the 2004 performance period under a prior employment agreement replaced by the one described above, Mr. Kantor earned $1,650,000 under the Incentive Compensation Plan. Under the prior employment agreement Mr. Kantor was additionally entitled to and received an aggregate deferred signing bonus of $1,500,000, payable in installments of $750,000 on March 15, 2004 and $750,000 on March 15, 2005, with interest payable at rates applicable to accounts maintained under the SES-CAP for the applicable period.

      If Mr. Kantor’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive pro rated salary and benefits through the event, and severance payments equal to 24 months of his base annual compensation, two times his annual bonus (at 100% of base salary), and two times target cash long term incentive award. Severance is payable over two years in equal monthly installments following termination.

      In accordance with an employment agreement dated December 2, 2004, Mr. D. Craig Mense serves as Executive Vice President and Chief Financial Officer of the Company. The term of the agreement expires November 30, 2007 and the annual base compensation is $550,000, subject to discretionary adjustments by the ICC. In addition, Mr. Mense is entitled to earn annual incentive cash awards under the Incentive Compensation Plan, as well as certain long-term incentive awards in the form of annual cash awards and annual stock option grants, all subject to approval and adjustment by the ICC. In 2004, Mr. Mense received a sign-on bonus of $650,000.

      If Mr. Mense’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive a payment equal to the greater of a) 12 months of his base salary, or b) the amount of unpaid base salary for the unexpired period of the employment term, plus annual target bonus. In addition, he will receive a target annual bonus and cash long term incentive award for the performance period in which the termination occurs prorated to date of termination.

      Pursuant to an employment agreement dated April 1, 2004, Mr. Michael Fusco serves as Executive Vice President and Chief Actuary of the CNA insurance companies. The term of the agreement expires March 31, 2007 and the annual base compensation is $500,000, subject to discretionary adjustments by the ICC. In addition, Mr. Fusco is entitled to earn annual incentive cash awards under the Incentive Compensation Plan, as well as certain long-term incentive awards in the form of annual cash awards and annual stock option grants, all subject to approval and adjustment by the ICC. In 2004, Mr. Fusco received the final installment of his $1,000,000 sign-on bonus paid in five equal installments beginning in November 2000.

      If Mr. Fusco’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive a payment equal to sum of his base salary and prorated target bonus for the unexpired period of the employment term; however, in no event shall severance equal less than 12 months of his base salary and annual target bonus. In addition, he will receive a target annual bonus and cash long term incentive award for the performance period in which the termination occurs prorated to date of termination.

      In the event any of the foregoing employment agreements is not renewed or is terminated prior to the respective expiration dates, each executive may be entitled to certain payments, the continuation of certain benefits, and the vesting of certain stock options, all as determined in accordance with the applicable provisions of the respective agreements. Following the expiration or earlier termination of the agreements, each of the foregoing executives remains subject to certain confidentiality, non-competition, non-solicitation, non-interference and claims assistance covenants. In addition, each of the foregoing executives is entitled to reimbursement, on an after-tax basis, for any excise tax due as a result of any payment under his employment agreement being treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code.

      Pursuant to a second amendment/ consulting agreement dated October 22, 2004, Mr. Robert V. Deutsch serves as a Consultant to the Company. The Company and Mr. Deutsch previously entered into an employment agreement dated August 16, 1999, which was subsequently amended on February 25, 2003. The term of the second amendment/ consulting agreement expires August 31, 2005 and the minimum monthly compensation is $35,500, plus reasonable and necessary travel expenses.

      In addition, in connection with Mr. Deutsch’s employment termination on October 22, 2004 and pursuant to his February 2003 employment agreement, he will receive severance equal to three times the sum of his base salary (based on his initial base salary rate equal to $550,000), annual target bonus, long-term incentive target cash awards and stock option cash equivalent payment. The total severance amount to be paid to Mr. Deutsch is equal to $4,586,760 will be paid over a three year period through October 2007. In addition, all unvested options fully vested upon termination and all outstanding options will remain exercisable for up to three years following termination but no later than the remainder of the term of the options.

Retirement Plans

      CNA sponsors funded, tax-qualified retirement plans for salaried employees, including executive officers (the “Qualified Plans”) and unfunded, non-qualified equalization plans (the “Non-Qualified Plans”) which provide for accruals and contributions not available under the tax-qualified plans. The following description of the Qualified Plans also applies to the Non-Qualified Plans. The Qualified Plans and the Non-Qualified Plans both include defined contribution plans and defined benefit plans. The qualified and non-qualified defined contribution plans are the CNA Savings and Capital Accumulation Plan (the “S-CAP”) and the CNA Supplemental Executive Savings and Capital Accumulation Plan (the “SES-CAP”), respectively. The qualified and non-qualified defined benefit plans are the CNA Retirement Plan and the CNA Supplemental Executive Retirement Plan (the “SERP”), respectively.

      Prior to 2000, the CNA Retirement Plan provided a normal retirement pension equal to 2% of a participant’s final average compensation times the participant’s first 25 years of service, plus .6667% of the participant’s final average compensation times his or her next 15 years of participation, with the total reduced by 1.4% of the participant’s social security benefit times the participant’s first 35 years of service. Final average compensation is the highest average monthly compensation paid in a 60 consecutive-calendar-month period during a participant’s entire employment history. Compensation includes regular base salary, overtime, incentive and performance bonuses, paid sales incentives and tax-deferred contributions, up to the eligible amounts under current Internal Revenue Service guidelines.

      In 2000, the CNA Retirement Plan was amended and employees who were employed at December 31, 1999 and were still employed on April 24, 2000 were required to make a choice regarding their future accruals in this plan. Employees were given two choices: (1) to continue earning additional benefits under the formula described above; or (2) to convert the present value of their accrued benefit as of December 31, 1999 to an accrued pension account, which amount was credited with interest at a rate based on 30 year treasury securities.

      Employees who elected to forego earning additional benefits in the CNA Retirement Plan and all employees hired by Continental Casualty Company on or after January 1, 2000 receive an annual basic Company contribution to the S-CAP of 3% or 5% of their eligible compensation, depending on their age. In addition, these employees are eligible to receive discretionary annual performance contributions of up to 2% of eligible compensation and an additional Company match of up to 80% of the first 6% of salary contributed by the employee. The basic, performance and additional Company matching contributions are referred to herein as “Enhanced S-CAP.” All eligible employees, regardless of their choice, are entitled to a 70% Company matching contribution to the S-CAP on the first 6% of eligible compensation contributed by the employee. The Company matching contribution rates for employees during the first year of service are 50% of the foregoing.

      All salary amounts and annual cash incentive compensation amounts are considered eligible compensation for purposes of the CNA Retirement Plan, the SERP, and for basic and performance contributions to the S-CAP and SES-CAP. Only salary is considered eligible compensation for purposes of Company matching contributions to the S-CAP and SES-CAP.

      Mr. Kantor chose to continue to accrue benefits under the CNA Retirement Plan and SERP. Messrs. Fusco, Lewis, Lilienthal, and Mense are all participants in the Enhanced S-CAP and SES-CAP.

Pension Plan Table

Average	Years of Accrual Service:
Annual
Compensation	5	10	15	20	25

$400,000	$38,426	$76,852	$115,278	$153,703	$192,129
$600,000	$58,426	$116,852	$175,278	$233,703	$292,129
$800,000	$78,426	$156,852	$235,278	$313,703	$392,129
$1,000,000	$98,426	$196,852	$295,278	$393,703	$492,129
$1,200,000	$118,426	$236,852	$355,278	$473,703	$592,129
$1,400,000	$138,426	$276,852	$415,278	$553,703	$692,129
$1,600,000	$158,426	$316,852	$475,278	$633,703	$792,129
$1,800,000	$178,426	$356,852	$535,278	$713,703	$892,129
$2,000,000	$198,426	$396,852	$595,278	$793,703	$992,129
$2,200,000	$218,426	$436,852	$655,278	$873,703	$1,092,129
$2,400,000	$238,426	$476,852	$715,278	$953,703	$1,192,129
$2,600,000	$258,426	$516,852	$775,278	$1,033,703	$1,292,129
$2,800,000	$278,426	$556,852	$835,278	$1,113,703	$1,392,129

      The amounts in the table reflect deductions for estimated Social Security payments.

      Messrs. Deutsch and Kantor have approximately 15 and 11 years of credited service respectively. Messrs. Fusco, Lewis, Lilienthal and Mense are not participants in the CNA Retirement Plan and SERP because they were hired after December 31, 1999. Therefore, they have no years of credited service under these plans. As of December 31, 2004, all financial obligations to Mr. Deutsch for his participation in the SERP have been paid. Mr. Deutsch is still a participant in the CNA Retirement Plan.

      The following table includes information concerning long-term incentive cash awards made in 2004 to the Named Executive Officers:

Long-Term Incentive Plan — Awards in 2004

		Estimated Future Payouts($)(a)

Name	Performance Period	Threshold	Target	Maximum

Stephen W. Lilienthal	2004-2006	$118,750	$237,500	$475,000
Michael Fusco	2004-2006	$50,000	$100,000	$200,000
Jonathan D. Kantor	2004-2006	$112,500	$225,000	$450,000
James R. Lewis	2004-2006	$75,000	$150,000	$300,000
D. Craig Mense(b)	2004-2006	$55,000	$110,000	$220,000
Robert V. Deutsch(c)	2004-2006	$80,000	$160,000	$320,000

(a)	The long-term incentive cash awards are made under the Incentive Compensation Plan which is administered by the ICC. The long-term incentive cash awards are generally granted annually and are earned based on net operating income targets or other selected corporate financial goals for three-year performance periods and will become payable only to the extent that specified performance goals are achieved. The payouts can vary from 0% to 200% of the original target based on the attainment of performance goals. Only awards related to the 2004-2006 performance cycle are included in this table.

(b)	Mr. Mense’s employment with the Company commenced on November 29, 2004. Payout for the 2004-2006 cycle, if any, will be prorated for the time of participation.

(c)	Mr. Deutsch’s employment with the Company terminated on October 22, 2004. Payout for the 2004-2006 cycle, if any, will be prorated for the time of participation.

ICC REPORT ON EXECUTIVE COMPENSATION

Certain Executive Officers

      The Board of Directors believes that the success of the Company and its subsidiaries is dependent upon the quality of management, and that compensation programs are important in attracting and retaining individuals of superior ability and motivating their efforts on behalf of the Company and its business interests.

      Under Section 162(m) of the Internal Revenue Code, unless classified as “qualified performance-based compensation”, the amount of compensation deductible for federal income tax purposes which is paid by a publicly-held corporation to its CEO and certain highly compensated officers during any year is limited to $1,000,000 per person except that compensation which is considered to be “performance-based” is not subject to this limitation.

      To the extent the Company’s compensation policy can be implemented in a manner that maximizes the deductibility of compensation paid by the Company, the Board of Directors seeks to do so, subject to the Company’s contractual obligations to executives in particular cases. Accordingly, in February 2000 the Company amended (as subsequently approved by the Stockholders) the existing annual and long-term compensation plans and merged them into an omnibus plan renamed as the CNA Financial Corporation 2000 Incentive Compensation Plan (the “Incentive Compensation Plan”), which covers annual, corporate long-term cash and share-related compensation for the Named Executive Officers of the Company. It is designed to qualify the amounts paid from time to time thereunder to certain of the Company’s officers as “qualified performance-based compensation” under Section 162(m) of the Code.

General

      The Company’s compensation program is designed to recognize individual performance and contribution to CNA. This pay-for-performance philosophy is used to reward employees whose work meets or exceeds CNA’s standards of quality and value-added customer service. It is CNA’s objective to have a compensation policy that is internally equitable and externally competitive, rewards executives for long term strategic management, supports a performance-oriented environment that stresses attainment of corporate goals and individual expectations, and attracts and retains key executives critical to the Company’s long term success.

      The ICC of the Board of Directors of the Company reviewed the compensation for Messrs. Lilienthal, Fusco, Kantor, Lewis, and Mense. The Chairman of the Board and Chief Executive Officer of the CNA insurance companies reviewed the compensation for all Named Executive Officers other than himself. They are assisted in developing and evaluating the overall competitiveness of the compensation program by the Company’s Human Resources staff, which is supported by an independent nationally recognized compensation consulting organization. Comparative compensation information regarding the Company’s competitor group of companies is evaluated each year. The competitor group consists of companies within the property/casualty insurance industry,and includes companies in the Standard & Poor’s Property & Casualty Insurance Index (see “Stock Price Performance Graph” below). These companies represent the organizations against which CNA competes for key executives. This comparative compensation information, in conjunction with performance assessments as to past and expected future contributions of the individual, is used to develop annual compensation levels. In 2004, the Named Executive Officers were provided total compensation opportunities that approximated a minimum of the 50th percentile of total compensation opportunities for comparable individuals at the Company’s competitor group.

      Under the Incentive Compensation Plan, the annual incentive cash compensation awards for the Named Executive Officers are determined by performance compared to preset quantifiable financial goals approved by the ICC. The annual incentive opportunity is based, among other factors, on comparative market compensation data as described above. Final approval of annual incentive cash compensation payments is made by the ICC. The Company reserves the right to make discretionary changes to the award amounts and reserves the right to eliminate these bonuses, uniformly, due to adverse financial conditions, except where specified in contracts. In determining the annual incentive cash compensation awards for 2004, the ICC evaluated Company performance and individual performance against the pre-set financial goals and other performance measures where necessary. Based upon this evaluation, the 2004 bonuses ranged from 100% to 190% of the incentive targets for the Named Executive Officers.

      The base salary of the Company’s Chief Executive Officer was established pursuant to the employment agreement negotiated between the Company and the Chief Executive Officer. See “Employment Agreements,” above. The annual base compensation is $950,000, subject to discretionary adjustments by the Company’s ICC. In addition, Mr. Lilienthal is entitled to earn annual incentive cash awards under the Incentive Compensation Plan as well as certain long-term incentive awards in the form of annual stock option grants, all subject to approval and adjustment by the ICC. For the 2004 performance period, Mr. Lilienthal earned $1,805,000 under the Incentive Compensation Plan.

By the ICC: Don M. Randel and Marvin Zonis (Chairperson).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the ICC are Don M. Randel and Marvin Zonis, each of whom is an Independent Director and, consequently, neither of whom is or has been an officer or employee of the Company or its subsidiaries. Mr. Lilienthal serves as a director and chairman of the compensation committee for USF Corporation where Mr. Liska serves as Executive Chairman.

CERTAIN TRANSACTIONS

      Loews makes available to CNA the services of certain officers and executives of Loews. In February 1975, CNA entered into a management services agreement (the “Services Agreement”) with Loews which provides that Loews will make available to CNA these services, together with general corporate services, including financial, administrative and management consulting services. Loews is reimbursed on the basis of an allocation of a portion of the salaries and related payroll taxes and benefits of the officers and executives performing the services, in addition to travel and similar expenses incurred. The allocation may be adjusted in the event of any substantial change in the services performed and the Services Agreement may be terminated by CNA or Loews on the last day of any month. The Services Agreement has been reviewed each year since 1975 by CNA’s Audit Committee. The last such review took place in February 2005 and the Audit Committee recommended renewal of the Services Agreement for the ensuing fiscal year, calling for a reimbursement allocation of approximately $210,000 per month, which recommendation was accepted by the Board of Directors. Under the Services Agreement CNA reimbursed Loews $2,520,000 for services performed during 2004, and $38,777 for travel and similar expenses incurred during 2004. Also during 2004, Loews or its subsidiaries paid premiums on insurance and administrative services to the CNA insurance companies at standard rates aggregating approximately $189,518.

      The Loews ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, following approval by CNA’s Audit Committee and Board of Directors, CNA and Loews entered into a tax allocation agreement that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. This agreement may be cancelled by CNA or Loews upon thirty days’ prior written notice. In 2004, the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax return of Loews resulted in a decrease in the federal income tax liability for Loews. Accordingly, Loews has paid or will pay approximately $51,000,000 to CNA for 2004 under the tax allocation agreement.

      CNA has also reimbursed to Loews or paid directly approximately $18,233,897 for expenses (consisting primarily of salaries and benefits and other out-of-pocket costs) incurred or owed by Loews during 2004 in maintaining investment facilities and services for CNA.

      The Company has entered into a credit agreement with a large national contractor that undertakes projects for the construction of government and private facilities to provide a credit facility with an initial total credit limit of $86.4 million. CNA Surety Corporation has provided significant surety bond protection for projects by this contractor through surety bonds underwritten by affiliates of the Company. As of December 27, 2004, the credit facility was amended to provide an additional $20 million in available loans under the credit facility, up to a total credit facility limit of $126.4 million. The credit facility amendment also allows the Company, in its sole discretion, to make up to $20 million in further loans under the credit facility, up to a total credit facility limit of $126.4 million. In connection with this expansion of the credit facility and a planned reduction in the physical assets and scope of operations of the national contractor, the Company took an impairment charge of $56 million pretax for the fourth quarter of 2004, net of the participation by Loews, with respect to amounts loaned under the credit facility. Loews and the Company have entered into a participation agreement, pursuant to which Loews has purchased a participation interest in one-third of the loans and commitments under the credit facility, on a dollar-for-dollar basis, up to a maximum of $25 million. At the time of filing of this Proxy Statement Loews’ participation was at the maximum level under the participation agreement. Although Loews does not have rights against the contractor directly under the participation agreement, it shares recoveries under the facility proportionally with the Company. Under the participation agreement, Loews also receives twenty-five percent of a closing fee from the contractor in the amount of $900,000, half of which was paid at closing and half of which is due to be paid when the credit facility matures. In connection with the credit facility amendment described above, the Company and Loews amended and restated the participation agreement, providing for Loews’ purchase of a participation interest, additional to the original participation, in one-third of the loans and commitments pursuant to the two $20 million tranches of possible additional borrowings established by the credit facility amendment, on a dollar-for-dollar basis, up to a total maximum participation under the participation agreement as amended and restated of $38,333,333.33.

      The Company through its insurance subsidiaries provides certain insurance to Tenet Healthcare Corporation a NYSE publicly-traded company of which Ms. Gaines is a director. Premiums for the year 2004 were $745,000.

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the total return of the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Index (“S&P 500”) and the Standard & Poor’s 500 Property & Casualty Insurance Index for the five years ended December 31, 2004. The graph assumes that the value of the investment in the Company’s Common Stock and for each Index was $100 on December 31, 1999 and that dividends were reinvested.

Company/Index	1999	2000	2001	2002	2003	2004

CNA FINANCIAL CORP	100	99.52	76.70	67.31	63.37	70.33

S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03

S&P 500 PROPERTY & CASUALTY INSURANCE	100	155.85	143.35	127.55	161.24	178.04

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to serve as independent registered public accounting firm for 2005. Although it is not required to do so, the Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by the Company’s Stockholders at the meeting. Even if this selection is ratified by Stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders. If the Company’s Stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to answer appropriate questions and, if they choose to do so, to make a statement.

      For the years ended December 31, 2004 and 2003, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), which includes Deloitte Consulting.

      Audit and audit-related fees aggregated $13.7 million and $11.2 million for the years ended December 31, 2004 and 2003, respectively and were composed of the following:

Audit Fees

      The aggregate fees billed for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form  10-Q were $12.3 million and $8.0 million, respectively.

Audit-Related Fees

      The aggregate fees billed for Audit-Related services for the years ended December 31, 2004 and 2003 were $1.4 million and $3.2 million, respectively. These fees generally include fees for consents and comfort letters, audits of the Company’s employee benefit plans, accounting consultations, Sarbanes Oxley Act Section 404 advisory services, and SEC related matters.

Tax Fees

      The aggregate fees billed for tax services for the years ended December 31, 2004 and 2003 were $0.2 million and $0.3 million, respectively. These fees generally include fees for the preparation of expatriate tax returns.

All Other Fees

      The aggregate fees for services not included above were $0.5 million and $3.2 million, respectively, for the years ended December 31, 2004 and 2003. These fees generally include fees for human capital advisory services and other consulting services.

      Certain fees for 2003 have been adjusted to reflect additional amounts for audit and audit related services performed and billed subsequent to the issuance of the 2003 Proxy Statement.

      The Audit Committee has established a pre-approval policy with regard to audit, audit-related and certain non-audit engagements by the Company of its independent registered public accountants. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte must be separately pre-approved by the Audit Committee. The Audit Committee has also designated the Chairperson of the Committee as having authority to pre-approve such engagements as allowed by the policy, subject to reporting on such pre-approvals to the Committee at its next scheduled meeting.

      All of the fees set forth above have been approved by the Audit Committee in accordance with its approval procedures.

      The Board of Directors recommends that the Stockholders vote FOR Proposal No. 2.

APPROVAL OF THE AMENDED AND RESTATED CNA FINANCIAL CORPORATION

2000 INCENTIVE COMPENSATION PLAN
(Proposal No. 3)

      In 2000 the Board of Directors adopted and the Company’s Stockholders approved, the Incentive Compensation Plan. An amendment to the Incentive Compensation Plan was adopted and approved in 2001. The Incentive Compensation Plan was adopted to allow the Company and its subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve the Company’s long-term goals and to reward them upon achievement of those goals. The Company’s ICC has approved and recommended to the Board of Directors another amendment to the Incentive Compensation Plan, and the Board of Directors has in turn, also approved this amendment to the Incentive Compensation Plan and directed that the Incentive Compensation Plan, as so amended, be submitted to the Company’s Stockholders for approval.

      In addition, as previously noted, the Company’s policy is that to the extent it can do so, the Company’s compensation policy be implemented in a manner which maximizes the deductibility of compensation for federal income tax purposes. Under the Internal Revenue Code the amount of compensation paid to each of the Chief Executive Officer and the four other most highly compensated executive officers which may be deductible by the Company for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be “performance-based” is not subject to this limitation. Awards under the Incentive Compensation Plan will be considered performance-based under the Internal Revenue Code if the Incentive Compensation Plan is approved by the Company’s Stockholders. Accordingly, the Board of Directors has directed that the Incentive Compensation Plan, as amended and restated as described herein, be submitted to the Company’s Stockholders for approval at the Annual Meeting.

      The change to be effected by the amended Incentive Compensation Plan is to increase the number of shares available for the issuance of awards. The material features of the amended Incentive Compensation Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended Incentive Compensation Plan which is attached as Exhibit “A” to this Proxy Statement. If the Stockholders do not approve the amended Incentive Compensation Plan, it will not become effective and the Incentive Compensation Plan will continue to be in effect without amendment.

Summary of the Incentive Compensation Plan as Amended

      Shares Available for Issuance Under the Plan. As originally adopted, the Incentive Compensation Plan provided for the issuance of up to 2,000,000 shares of Common Stock pursuant to awards made thereunder. The amended Incentive Compensation Plan authorizes the issuance of up to 4,000,000 such shares.

      Through February 28, 2005, 2,708,628 options to purchase have been granted under the Incentive Compensation Plan, 58,346 shares have been issued upon the exercise of options or upon the vesting of restricted stock, of which, grants covering 823,975 shares have been forfeited, and 115,347 shares are currently available for future grants. If the amended Incentive Compensation Plan is approved by the Stockholders, a total of 2,115,347 shares will be available for future equity grants, representing approximately 0.83% of the outstanding shares of Common Stock on February 28, 2005.

      The fair market value of a share of Common Stock on February 28, 2005 was $28.77.

      The shares of Common Stock granted under the Incentive Compensation Plan may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock subject to awards which are forfeited due to expirations or terminations will become available for future equity grants under the Incentive Compensation Plan.

      Registration of Common Stock issued under the Incentive Compensation Plan. 2,000,000 shares of Common Stock covered by the Incentive Compensation Plan have been registered under the Securities Act of 1933, as amended. The Company intends that the additional 2,000,000 shares of Common Stock covered by the amended Incentive Compensation Plan will also be registered under the Securities Act of 1933, as amended. Such registration will, in most cases, permit the unrestricted resale in the public market of shares issued pursuant to the Incentive Compensation Plan.

Administration

      The Incentive Compensation Plan is administered by the ICC. Subject to the terms of the Incentive Compensation Plan, the ICC has broad authority to administer and interpret the Incentive Compensation Plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. The ICC also has the authority to accelerate the exercisability and extend the term of an outstanding award. Each member of the ICC is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility

      Individuals who are eligible to participate in the Incentive Compensation Plan are employees, directors and consultants of the Company or its subsidiaries, who in the opinion of the ICC, can materially influence the long-term performance of the Company or its subsidiaries. The ICC shall have the power and complete discretion to select those eligible persons who are to receive awards.

Type of Awards

      The ICC may grant Annual or Long-Term Performance Bonus Awards, Options, Stock Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Bonus Shares and Deferred Shares. Performance Bonus Awards are cash awards based on attaining certain performance goals established by the ICC during a performance period. Options permit a plan participant to purchase shares of Stock at an exercise price established by the ICC, which shall not be less than fair market value on the date of the grant. Stock Appreciation Rights are rights to receive a payment in the future equal to the increase in the price of shares of Common Stock of the Company from a specified date. Restricted Shares are shares of the Company’s Common Stock which are subject to transfer restrictions and are subject to forfeiture if certain conditions specified in the award are not satisfied. Performance Shares are rights to receive shares of the Company’s Common Stock dependent on the fulfillment of certain performance conditions specified in the award. Performance Units are the right to receive a payment based on the fulfillment of certain performance conditions specified in the award. Bonus Shares are shares of the Company’s Common Stock that are awarded to a Grantee without cost and without restrictions in recognition of past performance or as an incentive to become an employee or consultant of the Company or a subsidiary. Deferred Shares are shares of the Company’s Common Stock which are awarded on a deferred basis specified in the award.

Award Limits

      The amount of Performance Units, and Performance Bonus Awards in any one calendar year for a single Incentive Compensation Plan participant shall not exceed $5,000,000 in the case of an annual award and $8,000,000 in the case of other awards.

      The aggregate number of shares of Common Stock that may be delivered under the amended Incentive Compensation Plan shall not exceed 4,000,000 shares of Common Stock and no participant shall be awarded Option awards or Stock Appreciation Rights with respect to more than 400,000 shares of Common Stock in any one calendar year. To the extent that shares of Common Stock are not delivered to an Incentive Compensation Plan participant, the shares of Common Stock shall not be considered as delivered in calculating the maximum number of shares of Common Stock available for delivery under the Incentive Compensation Plan.

Adjustment Upon Change in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

      In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the ICC may adjust awards to preserve the benefits or potential benefits of the awards. Actions by the ICC may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options or other awards based on the Stock; and (iv) any other adjustments that the ICC determines to be equitable.

Non-Transferability of Awards

      Awards are unassignable and nontransferable in whole or in part except as designated by the participant’s will or by the laws relating to descent and distribution; to immediate family members; to certain trusts used for estate planning and to corporations controlled by the grantee or his or her immediate family members.

Effect of Incentive Compensation Plan Awards on The Company’s Other Plans

      Amounts payable under the Incentive Compensation Plan shall not be taken into account as compensation for purposes of the Company’s retirement or savings plans, except to the extent otherwise provided by those plans, or by an agreement between the affected participant and the Company.

Amendment and Termination of the Incentive Compensation Plan

      The Incentive Compensation Plan does not have a stated termination date. The Board of Directors may amend, suspend or terminate the Incentive Compensation Plan at any time. No amendment, suspension or termination of the Incentive Compensation Plan may, without the consent of the participant, adversely affect the right of any participant or beneficiary under any award granted under the Incentive Compensation Plan prior to the date such amendment is adopted by the Board of Directors. In the event of termination, the Incentive Compensation Plan shall remain in effect as long as any awards under it are outstanding. The Incentive Compensation Plan may not be amended without Stockholder approval to the extent such approval is required by law or the rules of any exchange on which the Common Stock is traded.

New Plan Benefits

      If the amended Incentive Compensation Plan is approved by the Stockholders, the ICC may from time to time grant additional awards thereunder to eligible participants; however, as of the date of this Proxy Statement, no such awards are currently being considered. Therefore the amounts of any such future awards under the Incentive Compensation Plan heretofore under consideration for amendment are not determinable. All grants under the Incentive Compensation Plan have been and will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by the grant recipients.

Federal Income Tax Consequences

      The following is a brief summary of the principal federal income tax consequences of options under the Incentive Compensation Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

      Nonqualified Stock Options (“NQO”). In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon disposition of the Common Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient’s ordinary income in the Company’s taxable year in which the optionee includes such amount in income. The exercise of NQOs is subject to withholding of all applicable taxes.

      Incentive Stock Option (“ISO”). No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the Incentive Compensation Plan and if no disposition of such shares is made by such optionee within two years after the date of grant of the ISO or within one year after the receipt of such shares by such optionee, then (i) upon a sale of such shares, any amount realized in excess of the exercise price of the ISO will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Company will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Internal Revenue Code, it will be treated as a NQO.

      Stock Appreciation Rights (“SAR”). Upon exercise of a SAR the holder will recognize ordinary income equal to the value of the shares of Common Stock or cash received as a result of the exercise, and the Company will receive a deduction in the same amount. The exercise of SARs is subject to withholding of all applicable taxes.

      New Tax Law. In late 2004, federal tax legislation was enacted that substantially changed the tax treatment of recipients of nonqualified deferred compensation, including certain NQOs and SARs. The full scope and effect of this new law remains unclear. The discussion above sets forth our current understanding of the federal income tax consequences of NQOs and SARs issued under the Incentive Compensation Plan, based on the law, its legislative history and the initial transitional guidance issued by the Internal Revenue Service. However, the Internal Revenue Service is expected to issue additional guidance in the future, which could change those federal income tax consequences.

      The Board of Directors recommends a vote FOR Proposal No. 3.

OTHER MATTERS

      The Company does not know of any other business to come before the meeting. However, if any other matters come before the meeting, the persons named in the proxies will act on behalf of the Stockholders they represent according to their best judgment.

      The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mails, but regular employees of the Company may solicit proxies personally, by telephone or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

STOCKHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

OR THE INDEPENDENT DIRECTORS

      The Company has a process by which Stockholders may communicate with the Board of Directors. Stockholders and other interested parties wishing to communicate directly to the Company’s Board of Directors may submit written communications addressed to the Board of Directors, c/o General Counsel, CNA Financial Corporation, CNA Center, 43rd Floor, Chicago, Illinois 60685. All such communications from Stockholders will be forwarded to the members of the Board.

      Any Stockholder of the Company wishing to communicate with its Independent Directors may do so in the following ways:

•	By submitting the communication in writing addressed to:

Presiding Director, Non-Management Directors of CNA Financial Corporation
c/o Senior Vice President, Internal Audit
CNA Financial Corporation
CNA Center
Chicago, Illinois 60685

•	By leaving a recorded message addressed to Presiding Director, Non-Management Directors of CNA Financial Corporation at the following telephone number: 1-888-679-9252; or

•	By sending an email to the attention of the Presiding Director, Non-Management Directors of CNA Financial Corporation at: corporateinvestigations@cna.com.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

      Stockholder proposals for inclusion in proxy materials for the 2006 Annual Meeting should be addressed to the Company’s Executive Vice President, General Counsel and Secretary, CNA Center, 43rd Floor, Chicago, Illinois 60685, and must be received by November 23, 2005 in order to be included in the Company’s proxy materials. Proxies solicited by the Company for the 2006 Annual Meeting may confer discretionary authority to vote on any proposals submitted after February 13, 2006 without a description of them in the proxy materials for that meeting.

By order of the Board of Directors,

JONATHAN D. KANTOR
Executive Vice President, General Counsel and Secretary

Chicago, Illinois

March 28, 2005

EXHIBIT A

CNA FINANCIAL CORPORATION

2000 INCENTIVE COMPENSATION PLAN

(As amended effective February 9, 2005)

Table of Contents

ARTICLE 1. Establishment, Objectives and Duration		1
1.1.	Establishment of the Plan	1
1.2.	Objectives of the Plan	1
1.3.	Duration of the Plan	1

ARTICLE 2. Definitions		1
2.1.	“Article”	1
2.2.	“Award”	1
2.3.	“Award Agreement”	1
2.4.	“Board”	1
2.5.	“Bonus Shares”	1
2.6.	“Cause”	2
2.7.	“Code”	2
2.8.	“Committee”	2
2.9.	“Common Stock”	2
2.10.	“Company”	2
2.11.	“Deferred Shares”	2
2.12.	“Disability”	2
2.13.	“Disqualifying Disposition”	2
2.14.	“Effective Date”	2
2.15.	“Eligible Person”	2
2.16.	“Fair Market Value”	3
2.17.	“Former Bonus Plan”	3
2.18.	“Freestanding SAR”	3
2.19.	“Grant Date”	3
2.20.	“Grantee”	3
2.21.	“Incentive Stock Option” or “ISO”	3
2.22.	“including” or “includes”	3
2.23.	“Mature Shares”	3
2.24.	“Non-Qualified Stock Option” or “NQSO”	3
2.25.	“Option”	3
2.26.	“Option Price”	3
2.27.	“Option Term”	3
2.28.	“Performance-Based Exception”	3
2.29.	“Performance Bonus”	3
2.30.	“Performance Period”	3
2.31.	“Performance Share” or “Performance Unit”	3
2.32.	“Period of Restriction”	3
2.33.	“Person”	4
2.34.	“Plan”	4
2.35.	“Reload Option”	4

i

2.36.	“Reorganization Transaction”	4
2.37.	“Required Withholding”	4
2.38.	“Restated Effective Date”	4
2.39.	“Restricted Executive”	4
2.40.	“Restricted Shares”	4
2.41.	“Retirement”	4
2.42.	“SAR”	4
2.43.	“Section”	4
2.44.	“Share”	4
2.45.	“Strike Price”	4
2.46.	“Subsidiary”	4
2.47.	“Substitute Award”	4
2.48.	“Surviving Corporation”	4
2.49.	“Tandem SAR”	5
2.50.	“10% Owner”	5
2.51.	“Termination of Affiliation”	5

ARTICLE 3. Administration		5
3.1.	Committee	5
3.2.	Powers of Committee	5

ARTICLE 4. Shares Subject to the Plan and Maximum Awards		6
4.1.	Number of Shares Available	6
4.2.	Adjustments in Authorized Shares	7
4.3.	Performance Measures	7
4.4.	Compliance with Section 162(m) of the Code	8

ARTICLE 5. Eligibility and General Conditions of Awards		9
5.1.	Eligibility	9
5.2.	Grant Date	9
5.3.	Maximum Term	9
5.4.	Award Agreement	9
5.5.	Restrictions on Share Transferability	9
5.6.	Termination of Affiliation	9
5.7.	Nontransferability of Awards	11

ARTICLE 6. Stock Options		11
6.1.	Grant of Options	11
6.2.	Award Agreement	12
6.3.	Option Price	12
6.4.	Grant of Incentive Stock Options	12
6.5.	Grant of Reload Options	12
6.6.	Conditions on Reload Options	13
6.7.	Payment	13

ARTICLE 7. Stock Appreciation Rights		13
7.1.	Grant of SARs	13
7.2.	Exercise of Tandem SARs	13
7.3.	Payment of SAR Amount	14

ARTICLE 8. Restricted Shares		14
8.1.	Grant of Restricted Shares	14
8.2.	Award Agreement	14
8.3.	Consideration	14
8.4.	Effect of Forfeiture	14
8.5.	Escrow; Legends	14
8.6.	Stockholder Rights in Restricted Shares	15

ARTICLE 9. Performance Units and Performance Shares		15
9.1.	Grant of Performance Units and Performance Shares	15
9.2.	Value/ Performance Goals	15
9.3.	Earning of Performance Units and Performance Shares	15
9.4.	Form and Timing of Payment of Performance Units and Performance Shares	15

ARTICLE 10. Bonus Shares and Deferred Shares		16
10.1.	Bonus Shares	16
10.2.	Deferred Shares	16

ARTICLE 11. Performance Bonus Awards		16
11.1.	Performance Bonus Awards	16
11.2.	Performance Periods, Measures and Goals	16
11.3.	Determination of Performance Goals	16
11.4.	Adjustment of Goals	16
11.5.	Determination and Payment at Bonus	17

ARTICLE 12. Beneficiary Designation		17
12.1.	Beneficiary Designation	17

ARTICLE 13. Deferrals		17
13.1.	Deferrals	17

ARTICLE 14. Rights of Employees, Consultants and Directors		17
14.1.	Employment	17
14.2.	Participation	17

ARTICLE 15. Withholding		18
15.1.	Withholding	18
15.2.	Notification under Section 83(b)	18

ARTICLE 16. Certain Extraordinary Events		18
16.1.	Certain Reorganization Transactions or Other Events	18
16.2.	Pooling of Interests Accounting	19
16.3.	Substituting Awards in Certain Corporate Transactions	19

ARTICLE 17. Amendment, Modification, and Termination		20
17.1.	Amendment, Modification, and Termination	20
17.2.	Adjustments Upon Certain Unusual or Nonrecurring Events	20
17.3.	Awards Previously Granted	20

ARTICLE 18. Additional Provisions		20
18.1.	Successors	20
18.2.	Gender and Number	20
18.3.	Severability	20
18.4.	Requirements of Law	20
18.5.	Securities Law Compliance	20
18.6.	No Rights as a Stockholder	21
18.7.	Nature of Payments	21
18.8.	Scope of Plan	21
18.9.	Awards under Former Bonus Plan	21
18.10.	Governing Law	21

CNA FINANCIAL CORPORATION

2000 INCENTIVE COMPENSATION PLAN

Article 1.     Establishment, Objectives and Duration

      1.1. Establishment of the Plan. Effective as of January 1, 1996, CNA Financial Corporation, a Delaware corporation (the “Company”), by duly adopted resolution of its board of directors (the “Board”) adopted the CNA Financial Corporation Incentive Compensation Plan for Certain Executive Officers (the “Former Bonus Plan”), subject to approval of the Company’s stockholders, which was obtained on May 1, 1996. Effective as of August 4, 1999 (the “Effective Date”), the Company by duly adopted resolution of the Board adopted this CNA Financial Corporation 2000 Incentive Compensation Plan (the “Plan”) as the CNA Financial Corporation 2000 Long-Term Incentive Plan, subject to approval of the Plan by the Company’s stockholders. The Company amended and restated this Plan and amended and merged the Former Bonus Plan into this Plan as set forth herein effective February 23, 2000 (the “Restated Effective Date”), subject to the approval of the Company’s stockholders, which was obtained on May 2, 2001. The Company now desires to amend and restate this Plan effective February 9, 2005, subject to the approval of the Company’s stockholders.

      1.2. Objectives of the Plan. The Plan is intended to allow employees, directors and consultants of the Company and its Subsidiaries to obtain the economic benefits of equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to motivate Eligible Persons, by means of appropriate incentives, to achieve long-term Company goals, and reward Grantees for achievement of those goals; provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries; and, in the case of annual incentives, to provide a means of rewarding certain Eligible Persons with compensation which, when coupled with a base salary, produces a competitive level of total compensation that reflects their contributions to the overall long term enhancement of the value of the Company and its Subsidiaries.

      1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, until terminated by the Board pursuant to Article 17 hereof, provided, however, that no Incentive Stock Options may be granted under the Plan more than 10 years from the Effective Date, and no Options, Restricted Shares, Bonus Shares, Deferred Shares, SARs, or Performance Shares may be granted under the Plan after all Shares reserved for delivery under the Plan pursuant to Article 4 have been exhausted.

Article 2.     Definitions

      Whenever used in the Plan, the following terms shall have the meanings set forth below:

      2.1. “Article” means an Article of the Plan.

      2.2. “Award” means Options (including Reload Options), Restricted Shares, Bonus Shares, Deferred Shares, stock appreciation rights (SARs), Performance Units, Performance Shares, and Performance Bonus Awards granted under the Plan.

      2.3. “Award Agreement” means a written agreement by which an Award is evidenced.

      2.4. “Board” has the meaning set forth in Section 1.1.

      2.5. “Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), or as an incentive to become an employee or consultant of the Company or a Subsidiary or otherwise.

      2.6. “Cause” as to a Grantee means (a) “cause” for discharge from employment as specified in an employment contract between the Grantee and the Company or any Subsidiary; or (b) if there is no employment contract, “cause” as defined in the Award Agreement; or (c) if “cause” is not otherwise defined in such employment contract or Award Agreement as determined by the Committee:

(i) a Grantee’s engaging in any act which is a felony or other similar act involving fraud, dishonesty, moral turpitude, unlawful conduct or breach of fiduciary duty;

(ii) a Grantee’s willful or reckless material misconduct in the performance of the Grantee’s duties; or

(iii) a Grantee’s habitual neglect of duties;

provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

      2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

      2.8. “Committee” has the meaning set forth in Section 3.1.

      2.9. “Common Stock” means the common stock, $2.50 par value, of the Company.

      2.10. “Company” has the meaning set forth in Section 1.1.

      2.11. “Deferred Shares” means Shares that are awarded to a Grantee on a deferred basis pursuant to Section 10.2.

      2.12. “Disability” means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, would qualify the Grantee for benefits under the Company’s long-term disability plan as in effect when the determination is made (ignoring the requirements of any waiting period) if the Grantee were a participant in such plan (whether or not the Grantee actually participates therein). Notwithstanding the foregoing, if the Company has no long-term disability plan, “Disability” means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, is expected to continue indefinitely and which renders the Grantee incapable of performing any substantial portion of the service required of him by his employer.

      2.13. “Disqualifying Disposition” has the meaning set forth in Section 6.4.

      2.14. “Effective Date” has the meaning set forth in Section 1.1.

      2.15. “Eligible Person” means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, (ii) any person performing services for the Company or a Subsidiary in the capacity of a consultant, (iii) any person performing services for the Company or a Subsidiary in the capacity of a member of the Board or as a member of the board of directors of such Subsidiary, and (iv) any person for whom the Committee determines an Award would provide a material inducement to become an employee or director of or a consultant to the Company or a Subsidiary.

      2.16. “Fair Market Value” means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, as of any date, (i) the average of the high and low trading prices on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the NASDAQ Stock Market, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

      2.17. “Former Bonus Plan” has the meaning set forth in Section 1.1.

      2.18. “Freestanding SAR” means an SAR that is granted independently of any other Award.

      2.19. “Grant Date” has the meaning set forth in Section 5.2.

      2.20. “Grantee” means an individual who has been granted an Award.

      2.21. “Incentive Stock Option” or “ISO” means an Option that (i) is designated as an Incentive Stock Option in the Award Agreement granting such Option; and (ii) is intended to meet the requirements of Section 422 of the Code for treatment as an Incentive Stock Option.

      2.22. “including” or “includes” mean “including, without limitation,” or “includes, without limitation”, respectively.

      2.23. “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

      2.24. “Non-Qualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option.

      2.25. “Option” means an option (including either an Incentive Stock Option or a Non-Qualified Stock Option) granted under Article 6 of the Plan.

      2.26. “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

      2.27. “Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

      2.28. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

      2.29. “Performance Bonus” means a cash bonus determined and awarded in accordance with Article 11.

      2.30. “Performance Period” means the time period during which performance goals designated by the Committee shall be met.

      2.31. “Performance Share” or “Performance Unit” has the meaning set forth in Article 9.

      2.32. “Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee) or the Shares are otherwise subject to a substantial risk of forfeiture.

      2.33. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

      2.34. “Plan” has the meaning set forth in Section 1.1.

      2.35. “Reload Option” has the meaning set forth in Section 6.5.

      2.36. “Reorganization Transaction” means the earlier of the approval by the Board or the approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company.

      2.37. “Required Withholding” has the meaning set forth in Article 15.

      2.38. “Restated Effective Date” has the meaning set forth in Section 1.1.

      2.39. “Restricted Executive” means a Grantee who is the Chief Executive Officer of the Company, any officer of the Company who reports directly to the Chief Executive Officer of the Company, and any other officer of the Company or of a Subsidiary who is salary band 540 or above; provided, however, that the Committee may at the time of any Award to any Grantee determine that such Grantee be treated as a Restricted Executive for purposes of that Award; and further provided, however, that no Grantee shall be a Restricted Executive after the last day of the calendar year in which he ceases to be an employee of the Company (unless he is subsequently reemployed by the Company on terms and conditions making him a Restricted Executive as defined in this Section).

      2.40. “Restricted Shares” means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

      2.41. “Retirement” means a Termination of Affiliation on or after the date a Grantee attains age 62 unless the Award Agreement or Committee provides otherwise; and in the case of a Grantee who is an Eligible Person solely by reason of clause (ii) or (iii) of Section 2.15, a Termination of Affiliation for a reason other than death, Disability or Cause at or after the date the Grantee attains age 62 unless the Award Agreement or Committee provides otherwise.

      2.42. “SAR” means a stock appreciation right.

      2.43. “Section” means, unless the context otherwise requires, a Section of the Plan.

      2.44. “Share” means a share of Common Stock.

      2.45. “Strike Price” of any SAR shall equal, for any Tandem SAR (whether granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement; and further provided that any SAR granted as a Substitute Award pursuant to Section 16.3 may be granted at such Strike Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.3.

      2.46. “Subsidiary” means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition); and for all other purposes, with respect to any Person, any business entity in which such Person has a direct or indirect interest (whether in the form of stock ownership, voting power or participation in profits or capital contribution) of more than 50%, as determined by the Committee.

      2.47. “Substitute Award” has the meaning set forth in Section 16.3.

      2.48. “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities of such corporation that are entitled to vote generally in the election of directors

(other than a class of securities may have voting power by reason of the occurrence of a contingency) representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation.

      2.49. “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

      2.50. “10% Owner” means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

      2.51. “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, consultant, or director; or with respect to an individual who is an employee of, or consultant to, or director of, a Person which is a Subsidiary, the first day on which such Person ceases to be a Subsidiary.

Article 3.     Administration

      3.1. Committee. The Plan shall be administered by the Incentive Compensation Committee of the Board, or such other committee of the Board as the Board shall appoint to administer the Plan (the “Committee”). The number of members of the Committee shall be set and may from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate.

      3.2. Powers of Committee. Subject to the express provisions of the Plan and in addition to the authority and discretion granted elsewhere in the Plan, the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, Performance Unit, Performance Share, or Performance Bonus Award, and whether or not specific Awards shall be granted in connection with other specific awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

(b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, what restrictions shall apply to Restricted Shares, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, including determining whether a Termination of Affiliation is for Cause, Retirement, death, Disability or other reason;

(d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

(e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time in any manner permitted for Awards of such type by the Plan as then in effect; provided that the consent of the Grantee shall not be required for any amendment which (i) does not materially adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law or generally accepted accounting principles;

(f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

(h) subject to Sections 1.3, 5.3, and 6.4, to extend the time during which any Award or group of Awards may be exercised;

(i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

(j) to delegate to the Chief Executive Officer of the Company, other executive officers of the Company, or other members or committees of the Board, the power to grant Performance Units and Performance Bonus Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee, in which event the Committee’s delegates may exercise in their sole discretion all powers and authority of the Committee with respect to such Awards except as otherwise specified in this Plan or by the Committee;

(k) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

(l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

(m) to take any other action with respect to any matters relating to the Plan for which it is responsible.

      All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. The determinations of the Committee in granting Awards need not be uniform among Grantees and among Awards and no determination of the Committee with respect to any Grantee or Award shall entitle that Grantee or any other Grantee to the same determination with respect to any other Award; except that the Committee shall construe the terms of the Plan and of any Award Agreement consistently as to the meaning of the same language. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4.     Shares Subject to the Plan and Maximum Awards

      4.1. Number of Shares Available. Subject to Section 4.4 and to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 4,000,000. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. If any Shares (whether subject to or received pursuant to an Award granted under this Plan or any other plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the Option Price of an Option pursuant to Section 6.7) are withheld or applied as payment by the Company in connection with the exercise of an Award hereunder or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for grant under the Plan. The Committee may from time to time determine the appropriate methodology consistent with this Section 4.1 for calculating the number of Shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury shares or newly-issued Shares.

      4.2. Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Effective Date affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, (iii) the grant price, strike price, or exercise price with respect to any Award, and (iv) the limitations on the maximum number and type of Shares available under the Plan and that may be granted as particular Awards as set forth in Section 4.1; or, if deemed appropriate, apply the provisions of Article 16; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

      4.3. Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders of the Company approve a change in the general performance measures set forth in this Section 4.3 the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Restricted Executives which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among one or more or any combination of the following performance measures relating to the Company, subsidiary, operating unit or division:

(a) Earnings (either in the aggregate or on a per-share basis, and if on a per-share basis reflecting such dilution of shares outstanding as the Committee deems appropriate) before or after interest and taxes;

(b) Net Income;

(c) Net Operating Income;

(d) Return measures (including return or net return on assets, net assets, investments, capital, equity, or gross sales);

(e) Stockholder returns (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time), share price or share price appreciation;

(f) Cash flow(s);

(g) Dividends;

(h) Gross revenues;

(i) Gross or net premiums written;

(j) Net premiums earned;

(k) Net investment income;

(l) Losses and loss expenses, loss ratios, expense ratios, or combined ratios;

(m) Underwriting and administrative expenses;

(n) Operating expenses;

(o) Stock price;

(p) Satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

(q) Expense or cost levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified business units;

(r) Net economic value;

(s) Market share or market penetration with respect to specific designated products or product groups;

(t) Customer retention goals;

(u) Customer satisfaction goals;

(v) Productivity improvements; or

(w) Attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, leadership effectiveness, negotiation of transactions and sales or development of long term business goals.

      Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any business unit thereof, and/or the past or current performance of other companies. In establishing performance goals, the Committee shall establish reasonable definitions of the applicable performance measures, and such definitions may provide for adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or infrequent items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening, asbestos and environmental and mass tort losses, or financing activities; expenses for restructuring or productivity initiatives and other non-operating items.

      The Committee shall have the discretion to adjust the Awards and the determinations of the degree of attainment of the pre-established performance goals; provided, however, the Awards which are designed to qualify for the Performance-Based Exception, and which are held by Restricted Executives, may not be adjusted upward. The Committee, however, shall retain the discretion to adjust any Awards downward, except to the extent otherwise provided in the Award Agreement or in a previously executed agreement between the Company and the Grantee.

      In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant or pay Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants or payments without satisfying the requirements of Section 162(m) of the Code.

      4.4 Compliance with Section 162(m) of the Code.

(a) Section 162(m) Compliance. At all times when Section 162(m) of the Code is applicable, all Awards granted under this Plan to Restricted Employees shall to the extent provided by the Committee comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any

Award or Awards available for grant under the Plan, then compliance with Section 162(m) of the Code will not be required; provided further that to the extent Section 162(m) or the regulations thereunder require periodic stockholder approval of such performance measures such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.4, make any adjustments to such Awards or otherwise it deems appropriate.

(b) Section 162(m) Maximum Individual Limits. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares (including as Shares, a number of Shares equal to the number of SARs granted) for which Awards (other than Reload Options, Performance Units and Performance Bonus Awards) may be granted to any Grantee in any calendar year shall not exceed 400,000 and the number of Shares for which Reload Options may be granted to any Grantee in any calendar year shall not exceed 400,000. The maximum aggregate value of Performance Units and Performance Bonus Awards granted to any Grantee hereunder in any calendar year shall not exceed in the case of annual awards, $5,000,000, and in the case of other awards $8,000,000. Maximum Limits under this Section 4.4(b) shall be calculated in accordance with Treasury Regulation §1.162-27(e)(2)(vi)(B).

Article 5.     Eligibility and General Conditions of Awards

      5.1. Eligibility. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

      5.2. Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

      5.3. Maximum Term. The Option Term or other period during which an Award may be outstanding, unless otherwise provided in the Award Agreement, shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, that the Option Term of any ISO shall not exceed 10 years; and provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Article 12 may, if so permitted or required by the Committee, extend more than 10 years after the Grant Date of the Award to which the deferral relates.

      5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

      5.5. Restrictions on Share Transferability. The Committee may include in the Award Agreement such restrictions on transferability of any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable.

      5.6. Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Committee pursuant to Section 3.2), the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

(a) For Cause. If a Grantee has a Termination of Affiliation for Cause:

(i) the Grantee’s Awards (including any Restricted Shares or Deferred Shares) that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such Termination of Affiliation, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

(ii) the Grantee’s Deferred Shares that were vested immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

(iii) any unexercised Option or SAR, and any Performance Share, Performance Unit or Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

(b) On Account of Retirement, Death or Disability. If a Grantee has a Termination of Affiliation on account of Retirement, death or Disability:

(i) the Grantee’s Awards that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

(ii) the Company shall promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 11) of a number of unrestricted Shares equal to the aggregate number of the Grantee’s Deferred Shares;

(iii) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, at any time after such Termination of Affiliation (but in either case only during the Option Term) by the Grantee (whether or not, in the case of Disability, such exercise causes an Option to fail to qualify as an ISO) or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 12; and

(iv) the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by (1) and (2) below; and the benefit payable with respect to any Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation shall be equal to the product of (1) and (2) below; where:

(1) is a fraction, the numerator of which is the number of months that have elapsed since the beginning of such Performance Period to and including the month in which occurs the date of such Termination of Affiliation and the denominator of which is the number of months in the Performance Period; and

(2) is a percentage determined by the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the performance percentage, as determined by the Committee, attained during the Performance Period.

(c) Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, Retirement, death or Disability, then:

(i) the Grantee’s Awards, to the extent forfeitable under the Plan or the Award Agreement immediately before such Termination of Affiliation, shall thereupon automatically be forfeited unless the Committee determines in writing otherwise, subject in the case of

Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

(ii) the Grantee’s Deferred Shares that were not forfeitable immediately before such Termination of Affiliation shall, unless otherwise provided in an Award Agreement or determined by the Committee in writing, promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Deferred Shares;

(iii) any unexercised Option or SAR, and any Performance Share, Performance Unit or Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation unless the Committee determines in writing otherwise.

(iv) any Performance Shares, Performance Units or Performance Bonus with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation unless the Committee determines in writing otherwise.

      5.7. Nontransferability of Awards.

(a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be nontransferable, and during the Grantee’s lifetime, shall be exercisable only by the Grantee, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a beneficiary in accordance with Article 12 shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer a Non-Qualified Stock Option, SAR, Restricted Share, Bonus Share, or Deferred Share Award to (i) a spouse, sibling, parent or lineal descendant (including a lineal descendant by adoption) (any of the foregoing, an “Immediate Family Member”) of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members, or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members. This subsection (c) shall not be construed to authorize a transfer of an Incentive Stock Option, Performance Unit, Performance Share, or Performance Bonus Award.

Article 6.     Stock Options

      6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

      6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

      6.3. Option Price. The Option Price of an Option under this Plan shall be determined by the Committee, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option granted as a Substitute Award pursuant to Section 16.3 may be granted at such Option Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.3.

      6.4. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate such Option as an Incentive Stock Option. Any Incentive Stock Option:

(a) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(b) shall have an Option Term of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(c) shall not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”); and to the extent any Grant is in excess of such $100,000 Limit, a portion of such Grant equal to the $100,000 Limit shall be designated as an ISO and the remainder shall, notwithstanding its prior designation as an ISO, be regarded as a NQSO;

(d) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

(e) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a “Disqualifying Disposition”), within 10 days of such Disqualifying Disposition; and

(f) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.

      Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

      6.5. Grant of Reload Options. The Committee may in connection with the grant of an Option or thereafter provide that a Grantee who (i) is an Eligible Person when he or she exercises an Option (“Exercised Option”) and (ii) satisfies the Option Price or Required Withholding applicable thereto with Shares (including Shares that are deemed to have been delivered as payment for all or any portion of the Option Price of an Exercised Option by attestation or otherwise) shall automatically be granted, subject to Article 4, an additional option (“Reload Option”) in an amount equal to the sum (“Reload Number”) of the number of Shares tendered (including Shares that are deemed to have been tendered) to exercise the Exercised Option plus, if so provided by the Committee, the number of

Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state, local or foreign tax withholding requirements.

      6.6. Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

(a) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

(b) subject to Section 6.6(c), the Reload Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

(c) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that, unless otherwise provided in the Award Agreement, the Option Price for the Reload Option shall be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option.

      6.7. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Committee, any one or more of the following means:

(a) Tendering, either by actual tender or by attestation to ownership of, Mature Shares, valued at their Fair Market Value on the date of exercise;

(b) Tendering Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(c) Pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

      If any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

      If tender by attestation of ownership of Mature Shares is used to pay the Option Price, the number of Shares delivered upon exercise of the Option shall be limited to the difference between the number of Shares subject to the Option and the number of Shares tendered by attestation.

Article 7.     Stock Appreciation Rights

      7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.

      7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

      7.3. Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price; by

(b) the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As determined by the Committee, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

Article 8.     Restricted Shares

      8.1. Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

      8.2. Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

      8.3. Consideration. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

      8.4. Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, unless the Committee determines in writing otherwise the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (i) the amount paid by the Grantee for such Restricted Shares, or (ii) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such repurchased Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

      8.5. Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (i) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (ii) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

      8.6. Stockholder Rights in Restricted Shares. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, including, but not limited to, the right to vote such Restricted Shares and the right to receive dividends on such Restricted Shares, except as otherwise provided in the Plan or Award Agreement. Any cash dividends that become payable on Restricted Shares shall be paid currently except to the extent the Award Agreement provides otherwise. Any stock dividends that become payable on Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are paid, except to the extent the Award Agreement provides otherwise. The Award Agreement may, but need not, provide for payment of interest on deferred dividends.

Article 9.     Performance Units and Performance Shares

      9.1. Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      9.2. Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set the beginning and ending dates of the Performance Period, select Performance Measures from among those set forth in Section 4.3, and set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Grantee.

      9.3. Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, (including Section 4.3 regarding the Committee’s discretion to make downward adjustments) after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

      If a Grantee is promoted, demoted or transferred to a different business unit or a different position in the same business unit of the Company or a Subsidiary during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

      9.4. Form and Timing of Payment of Performance Units and Performance Shares. Unless the Committee provides for a different method of payment, earned Performance Units or Performance Shares shall be paid in a lump sum following the close of the applicable Performance Period or may be deferred pursuant to Section 10.2 or Article 13. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      As determined by the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

Article 10.     Bonus Shares and Deferred Shares

      10.1. Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

      10.2. Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

Article 11.     Performance Bonus Awards

      11.1. Performance Bonus Awards. Subject to the terms of the Plan, the Committee may grant Performance Bonus Awards to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

      11.2. Performance Periods, Measures and Goals. For each Performance Bonus Award the Committee shall establish the beginning and ending dates of the Performance Period, select the Performance Measures and establish the performance goals for that Performance Measure to be applied for that Performance Period. The Committee may but shall not be required to, establish one or more Performance Periods that begin before the last day of any other Performance Periods; and may establish Performance Periods that extend for more than one calendar year or may grant Performance Bonus Awards that extend for more than one consecutive Performance Periods (a “Multiple Award Period.”)

      11.3. Determination of Performance Goals. A Performance Bonus Award shall specify the payment amount or percentage of the Performance Bonus Award for the Performance Period for each Grantee at designated levels of achievement of the Performance Measures. In the case of a Performance Bonus Award to a Restricted Executive, if the Committee intends such Performance Bonus Award to qualify for the Performance Based Exception, (a) the selection of the Performance Measures, establishment of the performance goals, and the determination of the amount or percentage of the Performance Bonus Award payable at designated levels of achievement of the Performance Measures, shall be made not later than the 90th calendar day of the Performance Period; (b) in the case of a Multiple Award Period, selection of the Performance Measures, establishment of the performance goals, and the determination of the amount or percentage of the Performance Bonus Award payable at designated levels of achievement of the Performance Measures, shall be done not later than the 90th calendar day of the first Performance Period, and (c) notwithstanding (a) and (b), the performance goal shall be established while the outcome as to the performance goal is substantially uncertain, and in no event shall the performance goal be established after more than 25% of the Performance Period has elapsed.

      11.4. Adjustment of Goals. The Committee may in its discretion (i) decrease (or for a Grantee other than a Restricted Executive whose award is intended to qualify for the Performance Based Exception, also increase) the amount or percentage of the Performance Bonus Award payable for such Grantee at designated levels of achievement of the Performance Measures, or (ii) increase (or for a Grantee other than a Restricted Executive whose award is intended to qualify for the Performance Based Exception, also decrease), the designated level of achievement of the Performance Measures to make payable the stated amount or percentage of the Performance Bonus Award, at any time during a Performance Period including any Multiple Award Period.

      11.5. Determination and Payment at Bonus. As soon as practicable after the necessary financial data for a Performance Period are available to the Committee, the Committee shall make a written determination of the extent of the achievement of the performance goal for Performance Bonus Award for that Performance Period, and shall make a written determination of the amount, if any, to be distributable with respect to a Performance Bonus Award for the Performance Period. Distributions with respect to any Performance Bonus Award shall be subject to the following.

(a) Except as otherwise specifically provided in the documents reflecting the terms of a Performance Bonus Award, the Committee may in its discretion, reduce the amount of any Performance Bonus Award or cancel the Award for any reason whatsoever for any Grantee (including but not limited to a Restricted Executive) at any time prior to payment, and

(b) Except as otherwise provided by the Committee, Performance Bonus Awards shall be settled through cash payments, which shall be made as soon as practicable after the Committee makes the determination described in this Section 11.5.

Article 12.     Beneficiary Designation

      12.1. Beneficiary Designation. Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s surviving spouse, if any, or if none, then to the Grantee’s estate.

Article 13.     Deferrals

      13.1. Deferrals. The Committee may permit or require in an initial Award Agreement, or permit with the consent of the Grantee in any amendment to the Award Agreement, the Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Performance Bonus, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares. In the case of an Award to a Restricted Executive the Committee may require such deferral after the initial Award without the consent of the Grantee; provided, however, that if the Committee requires deferral without the consent of the Grantee of an Award which is or may be payable in cash, the Committee shall cause the Company to pay (at such time as such Award is paid) interest on the amount of such Award for the period of required deferral at a rate not less from time to time than the rate charged to the Company by its principal revolving credit lender, or if none, than at the publicly announced prime lending rate of Citibank, N.A. plus one percentage point. The Committee may require amounts relating to deferred Awards to be held in a grantor trust created by the Company or a Subsidiary, and shall establish such other rules and procedures for such deferrals consistent with this Article 13 as the Committee in its discretion determines.

Article 14.     Rights of Employees, Consultants and Directors

      14.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee’s employment, consultancy or service as a member of the Board of Directors at any time, nor confer upon any Grantee the right to continue in the employ or as consultant or as a director of the Company or any Subsidiary.

      14.2. Participation. No employee, consultant or director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 15.     Withholding

      15.1. Withholding

(a) Mandatory Tax Withholding. Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, including a Grantee’s making an election under Section 83(b) of the Code, the Company shall be entitled to require (x) that the Grantee remit an amount in cash, or if permitted by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto (“Required Withholding”), (y) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or otherwise, or (z) any combination of the foregoing.

(b) Elective Share Withholding.

(i) Subject to subsection 15.1(b)(ii), a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under Section 83(b) of the Code (each, a “Taxable Event”) having a Fair Market Value equal to the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event.

(ii) Each Share Withholding election shall be subject to the following conditions:

(1) any Grantee’s election shall be subject to the Committee’s discretion to revoke the Grantee’s right to elect Share Withholding at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement;

(2) the Grantee’s election must be made on or before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; and

(3) the Grantee’s election shall be irrevocable.

      15.2. Notification under Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 16.     Certain Extraordinary Events

      16.1. Certain Reorganization Transactions or Other Events. In the event of a Reorganization Transaction or other transaction described in Section 4.2 as a result of which (i) the Company is not the Surviving Corporation or the stock of the Surviving Corporation will not be publicly traded, or (ii) in the determination of the Committee, the attainment of Performance Measures established as performance goals by in connection with restrictions on any outstanding Restricted Shares, or any outstanding Performance Units, Performance Shares, and Performance Bonus Awards, or any of them, will not reasonably be ascertainable, the Committee may in its discretion cancel any or all Awards or class of Awards without the consent of any Grantee; provided, however, that in lieu of such Awards the

Company shall pay the Grantee in cash as soon as reasonably practicable after such determination by the Committee:

(a) with respect to any Restricted Share as to which the restrictions have not lapsed in connection with such event, the Fair Market Value of a Share (determined as nearly as practicable to the time of such transaction),

(b) with respect to any Option or SAR, the positive difference (if any) between the Fair Market Value of the Shares subject to the Option or SAR (determined as nearly as practicable to the time of such transaction) and the Option Price or Strike Price of the Option or SAR; provided, however, that no duplicate payment will be made for Tandem SARs and further provided, however, that the amount paid with respect to any Option shall not be less than the fair value of the Option (determined as nearly as practicable to the time of such transaction) under a recognized option pricing model selected by the Committee; and

(c) with respect to any Performance Unit, Performance Share, or Performance Bonus Award, the amount that would be payable to the Grantee under Section 5.6(b) if he had Retired on the date of the transaction.

      16.2. Pooling of Interests Accounting. If the Committee determines:

(a) that the consummation of a sale or merger of the Company (a “Closing”) is reasonably likely to occur but for the circumstances described in this Section;

(b) that, based on the advice of the Company’s independent accountants and such other factors that the Committee deems relevant, the grant of any Award or exercise of some or all outstanding Options or SARs would preclude the use of pooling of interests accounting (“pooling”) after the Closing; and

(c) the preclusion of pooling can reasonably be expected to have a material adverse effect on the terms of such sale or merger or on the likelihood of a Closing (a “Pooling Material Adverse Effect”),

then the Committee may:

(i) make adjustments to such Options, SARs or other Awards (including the substitution, effective upon such Closing, of Options, SARs or other Awards denominated in shares or other equity securities of another party to such proposed sale or merger transaction) prior to the Closing so as to permit pooling after the Closing,

(ii) cause the Company to pay the benefits attributable to such Options, SARs or other Awards (including for this purpose not only the spread between the then Fair Market Value of the Shares subject to such Options or SARs and the Option Price or Strike Price applicable thereto, but also the additional value of such Options or SARs in excess of such spread, as determined by the Committee) in the form of Shares if such payment would not cause the transaction to remain or become ineligible for pooling; or provided that the Committee has determined, based on the advice of the Company’s independent accountants and such other factors that the Committee deems relevant, that no reasonable alternative is available to the Company to prevent such a Pooling Material Adverse Effect, cancel any or all such Options, SARs or other Awards without the consent of any affected Grantee; provided, however, that to the extent practicable without a Pooling Material Adverse Effect, the Grantee shall receive in lieu of the Award the amount payable upon cancellation of such Award as set forth in Section 16.1.

      16.3. Substituting Awards in Certain Corporate Transactions. In connection with the Company’s acquisition, however effected, of another corporation or entity (the “Acquired Entity”) or the assets thereof, the Committee may, at its discretion, grant Awards (“Substitute Awards”) associated with the stock or other equity interest in such Acquired Entity (“Acquired Entity Award”) held by such

Grantee immediately prior to such Acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price and on such terms as the Committee determines necessary to achieve preservation of economic value.

Article 17.     Amendment, Modification, and Termination

      17.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s stockholders.

      17.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      17.3. Awards Previously Granted. Except as expressly provided in Section 3.2, Section 4.3; Section 6.4; Article 11, Section 13.1, or Article 16, no termination, amendment or modification of the Plan and no modification of an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award, provided, however, that to the extent any Award shall be adversely affected by any amendment or modification of the Plan, the provisions of the Plan in toto as in effect as of the Grant Date of such Award shall prevail.

Article 18.     Additional Provisions

      18.1. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

      18.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      18.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

      18.4. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

      18.5. Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

(b) If the Committee determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

      18.6. No Rights as a Stockholder. Subject to Section 8.6 regarding Restricted Shares, a Grantee shall not have any rights as a stockholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her.

      18.7. Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

      18.8. Scope of Plan. Nothing in this Plan shall be construed to prevent the Board, the Committee, or any other officer of the Company or any Subsidiary authorized to determine compensation of employees and consultants of the Company or such Subsidiary, from awarding any cash bonus or other cash incentive or achievement compensation to any person for such reasons and on such terms and conditions, whether or not consistent with this Plan, as they in their authorized discretion determine is appropriate.

      18.9. Awards under Former Bonus Plan. Each Award under the Former Bonus Plan that is outstanding on the Restated Effective Date shall continue in effect as an Award under this Plan, but shall be administered subject to all the terms and provisions of this Plan from and after the Restated Effective Date, except to the extent application of any provision of this amended, restated and merged Plan to such Award would violate the requirements of Section 17.3 hereof.

      18.10. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois other than its laws respecting choice of law.

DETACH HERE	ZCNA42

P R O X Y

CNA FINANCIAL CORPORATION PROXY

Solicited on Behalf of the Board of Directors
for the Annual Meeting, April 27, 2005, Chicago, Illinois

The undersigned hereby appoints S.W. Lilienthal, J. Rosenberg and J.S. Tisch, or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of CNA Financial Corporation, to be held at CNA Center (333 South Wabash Avenue), Chicago, Illinois, on April 27, 2005, at 10:00 A.M., or at any adjournment thereof as follows:

Nominees for Election of Directors:

Brenda J. Gaines, Stephen W. Lilienthal, Paul J. Liska, Don M. Randel, Joseph Rosenberg, James S. Tisch, Preston R. Tisch, Marvin Zonis.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

CNA FINANCIAL CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCNA41

☒	Please mark votes as in this example.	#CNA

The Board of Directors recommends a vote FOR the Election of Directors and FOR proposals 2 and 3.

				FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	2.	Approval of Deloitte & Touche, LLP, as the independent registered public accounting firm.	☐	☐	☐

	FOR WITHHELD ☐ ☐	3.	Approval of Amendment to the CNA Financial Corporation 2000 Incentive Compensation Plan.	☐	☐	☐

☐
For, except vote withheld from the above nominee(s):

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2 and 3.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                               Date:                               Signature:                                               Date: